EXHIBIT 2.1


                            ARTICLES OF INCORPORATION

                                       OF

                  COMMAND SMALL COMPUTER LEARNING CENTER, INC.

         We, the undersigned, of full age, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 301 Minnesota Statutes, known as the Minnesota Business Corporation Act and the laws amendatory thereof and supplementary thereto, do hereby associate ourselves as a body corporate and adopt the following Articles of Incorporation:

                                   ARTICLE I

         The name of this corporation is Command Small Computer Learning Center, Inc.

                                   ARTICLE II

         The purposes are to provide training and educational services in the data processing field, and general business purposes.

                                   ARTICLE III

         Its duration shall be perpetual.

                                   ARTICLE IV

         The location and post office address of its registered office in this State is 6800 France Avenue South, Suite 410, Edina, Minnesota 55435.

                                    ARTICLE V

         The amount of stated capital with which this corporation will begin business is Two Thousand Dollars ($2,000).

                                   ARTICLE VI

         The total authorized number of shares of par value is 2,500,000, and the par value of each share is One Cent ($0.01).

                                   ARTICLE VII

         The description of the classes of shares, the number of shares in each class, and the relative rights, voting power, preferences and restriction are as follows:

         There shall be a single class of common stock, and each holder of common stock, and each holder of common stock shall be entitled to one vote for each share of stock standing in his name on the books of the corporation, on all matters coming before a duly called meeting of shareholders. There shall be no cumulative voting of shares and no preemptive rights to subscribe to any issue of shares.

                                  ARTICLE VIII

         The name and post office address of each of the incorporators

         Name                 Post Office Address

    David A. Lund             7201 York Avenue South, Suite 1219
                              Edina, Minnesota 55435

                                   ARTICLE IX

         The names, post office address and term of office of the first director is:

         Name                 Post Office Address                   Term

    David A. Lund             7201 York Avenue South                1 Year
                              Suite 1219
                              Edina, Minnesota 55435

                                    ARTICLE X

         Amendment of these Articles of Incorporation may be accomplished at any duly held meeting of the shareholders at which persons owning at least two-thirds (2/3) of the outstanding voting shares are present in person or by proxy and vote in favor thereof.

         The Board of Directors shall be vested with the power to make, alter, amend or rescind all or any of the By-Laws of this corporation, subject to the power of the shareholders to change or repeal such By-Laws; provided, the Board of Directors shall not make or alter any By-Law fixing their number, qualifications, classification, or term of office.

                                   ARTICLE XI

         The corporation shall have all of the powers granted or available under the laws of the State of Minnesota and laws amendatory and supplementary thereto.


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


         IN TESTIMONY WHEREOF, I have hereunto set my hand and seal this 23rd day of March, 1982.

                                       /s/ David A. Lund
                                       -----------------------------------------
                                       David A. Lund


STATE OF MINNESOTA   )
                     )   SS.
County of Hennepin   )


         On this 23rd day of March, 1982, personally appeared before me David A. Lund, to me known to be the person named in and who executed the foregoing Articles of Incorporation, and who acknowledged this to be of his own free act and deed for the uses and purposes therein expressed.


                                       /s/ Paul L. Sjoquist
                                       -----------------------------------------
                                       Notary Public


                                                          [STAMP]
                                        [SEAL]        PAUL L. SJOQUIST
                                                 NOTARY PUBLIC - MINNESOTA
                                                       DAKOTA COUNTY
                                        My commission expires Feb. 20, 1987


                               STATE OF MINNESOTA
                               DEPARTMENT OF STATE

                  I hereby certify that the within instrument was filed for record in this office on the 7th day of April A.D. 1982 at [illegible] o'clock p.m., and was duly recorded in Book Z-56 of Incorporations, on page 877.

                            /s/ Joan Anderson Growe

                                                    Secretary of State


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


                                 CERTIFICATE OF
                            ARTICLES OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                  COMMAND SMALL COMPUTER LEARNING CENTERS, INC.

         We, the undersigned, do hereby certify that we are respectively the president and secretary of COMMAND SMALL COMPUTER LEARNING CENTERS, INC., a corporation duly organized and validly existing under the laws of the State of Minnesota; that the following resolutions were duly adopted by all the shareholders holding all outstanding shares of the corporation acting together pursuant to the provisions of Minnesota Statutes Section 302A on the 2nd day of March, 1987, and that such resolutions have not been rescinded or modified and are in full force and effect on the date hereof.

         "RESOLVED, that the name of this corporation shall be changed to COMMAND ELECTRONICS, INC. effective the 2nd day of March, 1987, and Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

         'The name of this corporation shall be COMMAND ELECTRONICS, INC.'

         "RESOLVED, FURTHER, that the president and secretary of this corporation be and they hereby are authorized and directed to make, execute, and acknowledge a certificate embracing the foregoing resolution and to cause such certificate to be filed for record in the manner required by law."

         Dated 3-2-87

                                       /s/ Richard A. Pomije
                                       -----------------------------------------
                                                                       Secretary


APPROVED


/s/ Richard A. Pomije
--------------------------------------
Chairman


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


STATE OF MINNESOTA      )
                        )  ss.
COUNTY OF DAKOTA        )

            On the 2nd day of March, 1987, before me, a Notary Public, personally appeared RICHARD A. POMIJE, to be known to be the person described in and who executed the foregoing Certificate of Articles of Amendment of Articles of Incorporation of Command Small Computer Learning Centers, Inc., who acknowledged to and before me that he executed the same on behalf of said corporation.

                                       /s/ Mary A. Anderson
                                       -----------------------------------------
                                       NOTARY PUBLIC

                                                          [STAMP]
                                        [SEAL]       MARY A. ANDERSON
                                                 NOTARY PUBLIC - MINNESOTA
                                                       SCOTT COUNTY
                                        My commission expires June [illegible]



                                     [STAMP]
                               STATE OF MINNESOTA
                               DEPARTMENT OF STATE
                                      FILED
                                   APR 3, 1987
                             /s/ Joan Anderson Growe
                               Secretary of State

                              Articles of Amendment
                         of Articles of Incorporation of
                            Command Electronics, Inc.

         I Richard Pomije, the President of Command Electronics, Inc., a Minnesota corporation, do hereby certify that by resolutions in lieu of a special meeting of the sole shareholder and sole director of said corporation effective as of January 28, 1997, the following resolutions were adopted in writing by the sole shareholder and sole director, pursuant to Minnesota Statutes, Chapter 302A:

                  RESOLVED, that Article VI of the Articles of Incorporation of this corporation shall be amended to read as follows:

                                   ARTICLE VI

                  The aggregate number of shares that this corporation has the authority to issue is Twenty Million (20,000,000), with a par value of One Cent ($0.01) per share.

                  RESOLVED, that Article VII of the articles of Incorporation shall be amended as follows:

                                   ARTICLE VII

                  The Board of Directors shall have the authority to establish more than one class or series of shares of this corporation, and the different classes and series shall have such relative rights and preferences, with such designations, as the Board may by resolution provide. Except as may be otherwise provided by the Board in a resolution establishing a class or series, shareholders shall have no preemptive rights. There shall be no cumulative voting by shareholders for the election of directors.

                  RESOLVED, that Article X of the Articles of Incorporation of this corporation shall be amended as follows:

                  The Board of Directors shall be vested with the power to make, alter, amend or rescind all or any of the By-Laws of this corporation, subject to the power of the shareholders to change or repeal such By-Laws: provided, the Board of Directors shall not make or alter any By-Law fixing their number, qualifications, classification, or term of office.


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


                  RESOLVED, that a new Article XII of the Articles of Incorporation of this corporation shall be amended as follows:

                                   ARTICLE XII

                  A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The foregoing shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
         (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
         Section 302A.559 or 80A.23 of Minnesota Statutes, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article XII. Any repeal or modification of this paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         RESOLVED FURTHER, that the President of this corporation is authorized and directed to make and execute Articles of Amendment embracing the foregoing resolutions and to cause such Articles of Amendment to be filed for record in the manner required by law.

         IN WITNESS WHEREOF, I have hereto set my hand this 27th day of January, 1997.

                                       /s/ Richard A. Pomije
                                       -----------------------------------------
                                       President


                                     [STAMP]
                               STATE OF MINNESOTA
                               DEPARTMENT OF STATE
                                      FILED
                                   JAN 31, 1997
                             /s/ Joan Anderson Growe
                               Secretary of State

                                                                       EXHIBIT A

                              ARTICLES OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                            COMMAND ELECTRONICS, INC.


         I, Richard Pomije, the President of Command Electronics, Inc., a Minnesota corporation, do hereby certify that by resolutions in lieu of a special meeting of the major shareholder and sole director of said corporation effective as of April 2, 1997, the following resolution was adopted in writing by the major shareholder and sole director, pursuant to Minnesota Statutes, Chapter 302A:

         RESOLVED, that Article I of the Articles of Incorporation of this corporation shall be amended to read as follows:

                                   ARTICLE I

         The name of this corporation is CyberStar Computer Corporation.

         RESOLVED FURTHER, that the President of this corporation is authorized and directed to make and execute Articles of Amendment embracing the foregoing resolutions and to cause such Articles of Amendment to be filed for record in the manner required by law.


         IN WITNESS WHEREOF, I have hereto set my hand this 2nd day of April, 1997.

                                       /s/ Richard A. Pomije
                                       -----------------------------------------
                                       President


                                     [STAMP]
                               STATE OF MINNESOTA
                               DEPARTMENT OF STATE
                                      FILED
                                  APR 07, 1997
                             /s/ Joan Anderson Growe
                               Secretary of State

                              ARTICLES OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                         CYBERSTAR COMPUTER CORPORATION


         I Richard Pomije, the President of CyberStar Computer Corporation, a Minnesota corporation, do hereby certify that by resolutions of the sole director of said corporation effective as of January 7, 1998, the following resolutions were adopted in writing by the sole director, pursuant to Minnesota Statutes, Chapter 302A:

                  RESOLVED, that Article VI of the Articles of Incorporation of this corporation shall be amended to read as follows:

                                   ARTICLE VI

                  The aggregate number of shares that this corporation has the authority to issue is Nine Million Five Hundred Seventy-Six Thousand Five Hundred Seventy-Two (9,576,572), with a par value of One Cent ($0.01) per share.

                  IN WITNESS WHEREOF, I have hereto set my hand this 7th day of January, 1998.

                                       /s/ Richard A. Pomije
                                       -----------------------------------------
                                       President

[SEAL]                         STATE OF MINNESOTA
                               SECRETARY OF STATE
                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT

      Please read the instructions on the back before completing this form

1.   Corporate Name:

     CyberStar Computer Corporation
     ---------------------------------------------------------------------------

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A post office box number is not acceptable.

     6825 Shady Oak Road            Eden Prairie            MN         55344
     ---------------------------------------------------------------------------
            Street                      City               State      Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for Minnesota corporations):


     ---------------------------------------------------------------------------
     If you do not wish to designate an agent, you must list "NONE" in this box. D0 NOT LIST THE CORPORATE NAME.

In compliance with MINNESOTA STATUTES, SECTION 302A.123, 303.10, 308A.O25, 317A.123 or 322B.135, I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in MINNESOTA STATUTES SECTION 609.48 as if I had signed this certificate under oath.


/s/ John Harvatine
-----------------------------------
Signature of Authorized Person


Name and Telephone Number of a Contact Person:  John Harvatine  (612) 943-1598
                                              ----------------------------------
                                              PLEASE PRINT LEGIBLY


------------------------------------------------------   -----------------------
                                                            Office Use Only

Filing Fee:  Minnesota Corporations, Cooperatives and
             Limited Liability Companies: $35.00.

             Non-Minnesota Corporations: $50.00.                 [STAMP]
                                                           STATE OF MINNESOTA
             Make checks payable to Secretary of State     DEPARTMENT OF STATE
                                                                  FILED
                                                              JAN 15, 1998
Return to:   Minnesota Secretary of State                /s/ Joan Anderson Growe
             190 State Office Bldg.                        Secretary of State
             100 Constitution Ave.
             St. Paul, MN 55155-1299
             (612) 296-2803


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


                              ARTICLES OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                         CYBERSTAR COMPUTER CORPORATION


         I, Richard A. Pomije, the President of CyberStar Computer Corporation, a Minnesota corporation, do hereby certify that by resolutions adopted at a special meeting of shareholders of said corporation held on June 30, 1998, the following resolutions were adopted by the shareholders, pursuant to Minnesota Statutes, Chapter 302A:

                  RESOLVED, that Article VI of the Articles of Incorporation of this corporation shall be amended to read as follows:

                                   ARTICLE VI

                  The aggregate number of shares that this corporation has the authority to issue is Twenty Million (20,000,000), with a par value of One Cent ($0.01) per share.

         IN WITNESS WHEREOF, I have hereto set my hand this 30th day of June, 1998.


                                       /s/ Richard A. Pomije
                                       -----------------------------------------
                                       President


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